UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

Performance Technologies,
Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-27460	16-1158413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Canal View Boulevard Rochester, New York		14623
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 27, 2012, Performance Technologies, Inc. (“PT”, “the Company”) received a letter from the NASDAQ Stock Market LLC (“NASDAQ”) notifying PT that it no longer meets NASDAQ’s continued listing requirement under Listing Rule 5450(a)(1) because the Company’s common stock has traded below $1.00 per share for 30 consecutive business days. This notification has no effect at this time on the listing of the Company’s common stock, which will continue to trade on the NASDAQ Global Market.

The notification letter states that the Company will be afforded 180 calendar days (until June 25, 2013) to regain compliance with the minimum bid price continued listing requirement. To regain compliance, the closing bid price of the common stock must equal or exceed $1.00 per share for a minimum of 10 consecutive business days. If PT does not regain compliance by June 25, 2013, NASDAQ will provide written notification to PT that its securities are subject to delisting. During this time, PT will continue to monitor the closing bid price for its common stock and consider its available options to regain compliance with the NASDAQ minimum bid price requirement, which may include applying for an extension of the compliance period, an appeal to a NASDAQ Listing Qualifications Panel, or a transfer of its listing to The NASDAQ Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

December 27, 2012	By	/s/ John M. Slusser
John M. Slusser President and Chief Executive Officer

December 27, 2012	By	/s/ Dorrance W. Lamb
Dorrance W. Lamb Senior Vice President and Chief Financial Officer